Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
_________________________

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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VALVOLINE INC.
(Exact name of registrant as specified in its charter)
___________________________________

Kentucky	30-0939371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 Valvoline Way
Lexington, KY 40509
(859) 357-7777
(Address, including zip code, and telephone number, including area code, of principal executive offices)
___________________________________

Valvoline 401(k) Plan
(Full title of the plan)
___________________________________

Julie M. O'Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary
100 Valvoline Way
Lexington, KY 40509
(859) 357-7777
(Name, address and telephone number, including area code, of agent for service)
___________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of large accelerated filer, accelerated filer, smaller reporting company, and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount or Registration Fee
Common Stock, par value $0.01 per share	3,000,000	$20.74	$62,220,000	$7,746.39

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) relates to shares of common stock, $0.01 par value per share (the “Common Stock”) of Valvoline Inc. ("Valvoline" or the “Registrant”) which may be issued pursuant to the Valvoline 401(k) Plan (the “401(k) Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that may be offered or issued pursuant to the 401(k) Plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based on the average of the high ($20.88) and low ($20.60) sales prices per share of the Common Stock as reported on the New York Stock Exchange on May 15, 2018.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by the Registrant to register 3,000,000 additional shares of Common Stock, which may be offered or issued from time to time pursuant to the 401(k) Plan, together with an indeterminate amount of interests in the 401(k) Plan.

The shares being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which a previously filed registration statement on Form S-8 relating to the 401(k) Plan is effective. The contents of the earlier registration statement on Form S-8 (Registration No. 333-217887), as filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2017, are incorporated by reference herein and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017, filed with the Commission on November 17, 2017 (File No. 001-37884);

(b)
The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2017 and March 31, 2018, filed with the Commission on February 8, 2018 and May 3, 2018, respectively (File No. 001-37884);

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on November 28, 2017, February 5, 2018, May 2, 2018 and May 17, 2018; and

(d)
The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on September 19, 2016 (Registration No. 333-211720), pursuant to Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K and any exhibits included with such items) and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon by Julie M. O’Daniel, Valvoline’s Senior Vice President, Chief Legal Officer and Corporate Secretary. Ms. O’Daniel beneficially owns 3,978 shares of Common Stock inclusive of stock appreciation rights to acquire 1,641 net shares of Common Stock which she is deemed to beneficially own in accordance with Rule 13d-3.

Item 8. Exhibits.

The following exhibits are filed with this Registration Statement.

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of Valvoline Inc. (incorporated by reference to Exhibit 3.1 to Valvoline's Annual Report on Form 10-K (File No. 001-37884) filed on November 17, 2017).
4.2	Amended and Restated By-Laws of Valvoline Inc. (incorporated by reference to Exhibit 3.2 to Valvoline's Annual Report on Form 10-K (File No. 001-37884) filed on December 19, 2016).
5.1*	Opinion of Julie M. O'Daniel.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Julie M. O'Daniel (contained in her opinion filed as Exhibit 5.1).
24.1*	Power of Attorney.
__________________
*Filed herewith.

The Registrant hereby undertakes that it will submit or has submitted the Valvoline 401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the Internal Revenue Code.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on the 21st day of May, 2018.

VALVOLINE INC.
(Registrant)
By:
/s/ Mary E. Meixelsperger
Mary E. Meixelsperger
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the 21st day of May, 2018:

Signatures	Capacity
/s/ Samuel J. Mitchell, Jr.	Chief Executive Officer and Director
Samuel J. Mitchell, Jr.	(Principal Executive Officer)
/s/ Mary E. Meixelsperger	Chief Financial Officer
Mary E. Meixelsperger	(Principal Financial Officer)
/s/ David J. Scheve	Controller and Chief Accounting Officer
David J. Scheve	(Principal Accounting Officer)

*	Non-Executive Chairman and Director
Stephen F. Kirk
*	Director
Richard J. Freeland
*	Director
Stephen E. Macadam
*	Director
Vada O. Manager
*	Director
Charles M. Sonsteby
*	Director
Mary J. Twinem

* The undersigned, by signing her name hereto, executes this Registration Statement pursuant to a power of attorney executed by the above-named persons and filed with the Commission as an Exhibit to this Registration Statement.

*By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Attorney-in-Fact

Date:	May 21, 2018

The 401(k) Plan. Pursuant to the requirements of the Securities Act, the trustee (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky on the 21st day of May, 2018.

VALVOLINE 401(K) PLAN

By:
/s/ Julie M. O'Daniel
Julie M. O'Daniel, on behalf of
the Valvoline Retirement Committee